EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) relating to the Miravant Medical Technologies 2000 Stock Compensation Plan of our report dated March 7, 2000 with respect to the consolidated financial statements of Miravant Medical Technologies included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                         /S/ ERNST & YOUNG LLP
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                                                             ERNST & YOUNG LLP


Woodland Hills, California
August 25, 2000